Exhibit 99.1

EnergySolutions Receives Nuclear Regulatory Commission Approval for Indirect Transfer of Licenses

Salt Lake City, Utah — May 9, 2013 — EnergySolutions, Inc. (NYSE - ES), a leader in nuclear commercial services, today announced it has received all required U.S. Nuclear Regulatory Commission (“NRC”) approvals for the indirect transfer of NRC licenses.  NRC approval was the last regulatory requirement for completing the previously announced merger agreement with affiliates of Energy Capital Partners II, LLC (“Energy Capital Partners” or “ECP”).

The Company expects to consummate the merger on or about May 24, 2013, after which time the Company’s common stock will be delisted from the New York Stock Exchange.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, processing, recycling, and disposition of nuclear waste, and research and engineering services across the nuclear fuel cycle.

Energy Capital Partners is a private equity firm with offices in Short Hills, New Jersey and San Diego, California. Energy Capital Partners has over $8 billion of capital commitments under management and is focused on investing in the power generation, electric transmission, midstream gas, renewable energy, oil field services and environmental services sectors of North America’s energy infrastructure. The fund’s management has substantial experience leading successful energy companies and energy infrastructure investments. For more information, visit www.ecpartners.com.

Forward-Looking Statements

This communication, and all statements made regarding the subject matter of this communication, contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on the current expectations and beliefs of EnergySolutions and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger of Rockwell Acquisition Corp. with and into EnergySolutions, with EnergySolutions as the surviving entity and subsidiary of Rockwell Holdco, Inc. (the “Merger”) may not be consummated in a timely manner, if at all; (ii) the risk that the Agreement and Plan of Merger, dated January 7, 2013, as amended on April 5, 2013, by and among EnergySolutions, Rockwell Holdco, Inc. and Rockwell Acquisition Corp. (the “Merger Agreement”) may be terminated in circumstances that require EnergySolutions to pay Energy Capital Partners Management II, LP or its designee a termination fee of up to $13,600,000, including the inability to complete the Merger due to the failure to satisfy certain conditions for completion of the Merger; (iii) risks related to the diversion of management’s attention from EnergySolutions’ ongoing business operations; (iv) risks regarding the failure of Energy Capital Partners to obtain the necessary financing to complete the Merger; (v) the effect of the announcement of the acquisition on EnergySolutions’ business relationships (including, without limitation, partners and customers), operating results and business generally as well as the potential difficulties in employee retention as a result of the Merger; (vi) risks related to obtaining the requisite consents to the acquisition; (vii) risks related to the outcome of any legal proceedings that have been, or will be, instituted against EnergySolutions related to the Merger Agreement; and (viii) risks related to the effects of local and national economic, credit and capital market conditions on the economy in general. Additional risk factors that may affect future results are contained in EnergySolutions’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by EnergySolutions. EnergySolutions and Energy Capital Partners expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

Contact Information

Richard Putnam	Mark Walker
Investor Relations	Media Relations
801-303-0185	801-649-2194